Better Immunotherapies to Improve the Lives of People with Cancer Nasdaq: ITOS January 2023

Forward-Looking Statements  This presentation contains forward-looking statements. Any statements that are not solely statements of historical fact are forward-looking statements. Words such as “believe,” “anticipate,” “plan,” “expect,” “will,” “may,” “intend,” “prepare,” “look,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to the potential benefits of our product candidates and combinations; the potential of TIGIT to be the next advance in cancer treatment; the potential of our biomarker to guide patient selection; our clinical plans and expected timelines, including the expectation to make significant progress in 2023 and that EOS-984 will enter into the clinic in mid-2023; our potential market opportunities; the potential benefits of our collaboration with GSK, including dostarlimab being the ideal combination partner for EOS-448; the potential to differentiate EOS-448 to win with the quality of our therapies, major indications and unique combinations; the expectation that 2023 will be a pivotal year for TIGIT and iTeos being ideally positioned to enter this year; and our expected cash runway into 2026.  These forward-looking statements involve risks and uncertainties, many of which are beyond iTeos’ control. Actual results could materially differ from those stated or implied by these forward-looking statements as a result of such risks and uncertainties. Known risk factors include the following: success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and early results from a clinical trial do not necessarily predict final results; the data for our product candidates may not be sufficient to support regulatory approval; iTeos may encounter unanticipated costs or may expend cash more rapidly or more slowly than currently anticipated due to challenges and uncertainties inherent in product research and development and biologics manufacturing; the expected benefits and opportunities related to the agreement between iTeos and GSK may not be realized or may take longer to realize than expected due to a variety of reasons, including any inability of the parties to perform their commitments and obligations under the agreement, challenges and uncertainties inherent in product research and development and manufacturing limitations; iTeos may not be able to execute on its business plans, including meeting its expected or planned regulatory milestones and timelines, research and clinical development plans, and bringing its product candidates to market, for various reasons, some of which may be outside of iTeos’ control, including possible limitations of company financial and other resources, manufacturing limitations that may not be anticipated or resolved for in a timely manner, regulatory, court or agency decisions such as decisions by the United States Patent and Trademark Office with respect to patents that cover our product candidates and the impact of the COVID-19 pandemic; and those risks identified under the heading “Risk Factors” in iTeos’ Quarterly Report on Form 10-Q for the nine months ended September 30, 2022 filed with the Securities and Exchange Commission (SEC) as well as other SEC filings made by the Company which you are encouraged to review. Statements regarding the Company’s cash runway do not indicate when the Company may access the capital markets. Statements regarding the Company’s cash runway do not indicate when the Company may access the capital markets. Any of the foregoing risks could materially and adversely affect iTeos’ business, results of operations and the trading price of iTeos’ common stock. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. iTeos does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof. 2

Better Immunotherapies to Improve the Lives of People with Cancer Nasdaq: ITOS January 2023

iTeos well positioned to deliver better drugs to patients Cash balance to fund development into 2026 752 Clinical studies planned or ongoing 68 Patients diagnosed each year in US for indications currently in development 3 Clinical drug candidates in 2023 Years of expertise in tumor immunology Partnership with unique development possibilities 4 1 0 1 1 K M* $ 2 B $ * As of September 30, 2022

We build better drugs for people with cancer EOS-448: Anti-TIGIT optimized for immune cell activation Inupadenant & EOS-984: Designed to fully exploit the adenosine pathway Expansive and unique development plan with GSK Leverage deep understanding of the adenosine pathway with a focused clinical plan

Expansive and differentiated development pipeline expected to make significant progress over 2023

Discovery | Preclinical | Phase 1 | Phase 2 | Phase 3

EOS-448: IgG1 antibody targeting TIGIT

- **+ dostarlimab** | 1L NSCLC PDLI high *
- **+ dostarlimab** | 1L NSCLC PDL1 high
- **+ dostarlimab** | 1L HNSCC PDL1 high/low
- **+ dostarlimab + chemotherapy** | 1L mNSCLC
- **+ dostarlimab + CD96** | Advanced Malignancies
- **+ dostarlimab + PVRIG** | Advanced Malignancies
- **Monotherapy/+ iberdomide** | Relapsed Refractory Multiple Myeloma

Inupadenant: Small molecule targeting A_{2A} receptor

- **Monotherapy** | High Biomarker
- **+ pembrolizumab** | PD-1 Resistant Melanoma
- **+ chemotherapy** | Post-IO Chemo-naïve NSCLC

EOS-984: Small molecule targeting novel mechanism in adenosine pathway

- **Monotherapy** | Advanced Malignancies *

*** Planned Study**

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EOS-448 / GSK4428859A iTeos and GSK are positioned to leverage the TIGIT/CD226 axis

iTeos ideally positioned entering a defining year for TIGIT

Why TIGIT	Validated target in two randomized trials with broad potential.
Why EOS-448	Antibody optimized to activate multiple types of immune cells.
Why iTeos & GSK	$2B collaboration enabling a differentiated and expansive clinical development plan with unique and rational combinations.

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Anti-TIGIT antibody with best-in-class properties and active Fc to induce multiple types of immune response 9 High Potency TIGIT-Binding Domain Functional Fc Domain Maximize activity by leveraging both ends of antibody Antibody design translates to reduction in immunosuppressive cells in patient tumors Antibody design translates into preclinical differentiation Presented at the 2022 AACR Annual Meeting TIGIT+ Tregs (N=31) EOS-448 monotherapy mediates 2- to 4- fold reduction of tumor infiltrating TIGIT+ Tregs cells TIGIT+Tregs cells/mm² Change in BL (%) On-treatment Before treatment

GSK’s PD-1 dostarlimab is the ideal combination partner for EOS-448 PERLA Study (PFS data above): Randomized, double blind phase 2 trial of 1L treatment for metastatic non-squamous NSCLC (N=243) Dostarlimab has proven activity in lung, rectal and endometrial cancers Annals of Oncology (2022) 16 (suppl_1): 100102-100102. Dostarlimab + CT Pembrolizumab + CT Dostarlimab demonstrated compelling efficacy profile in head-to-head trial compared to Pembrolizumab

First wave of development underway in large indications

iTEOS THERAPEUTICS

EOS-448: IgG1 antibody targeting TIGIT


Discovery
Preclinical
Phase 1
Phase 2
Phase 3
+ dostarlimab | 1L NSCLC PDLI high *
+ dostarlimab | 1L NSCLC PDL1 high
+ dostarlimab | 1L HNSCC PDL1 high/low
+ dostarlimab + chemotherapy | 1L mNSCLC
+ dostarlimab + CD96 | Advanced Malignancies
+ dostarlimab + PVRIG | Advanced Malignancies
Monotherapy/+ iberdomide | Relapsed Refractory Multiple Myeloma

U.S. annual incidence


Relapsed Refractory MM
1L NSCLC PD-L1 High
HNSCC CPS ≥1
56K

Source: Kantar, iTeos internal analysis

Clinical strategy: Differentiating to win

1. Leveraging high-quality doublet with dostarlimab in major indications
2. Additional novel doublets beyond PD-1
3. Unique triplets expanding opportunities

* Planned Study

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Adenosine pathway iTeos has developed a unique approach to unlock this important immunosuppressive pathway

Leveraging unique understanding of adenosine pathway to realize full potential Why Adenosine Pathway Major mechanism of immunosuppression with recent clinical validation. Why Inupadenant Uniquely designed for activity in solid tumors. Why iTeos Deep understanding of the adenosine pathway leading to potential patient selection biomarkers. Identification of new target: First-in-class EOS-984 entering clinic.

Best-in-Class profile: Inupadenant optimized for activity at high adenosine concentration found in tumors Human primary tumor resections; Adenosine quantified by quantitative mass-spec imaging (QMSI) Low High Adenosine Concentration (µM) Potency (IC50:nM Low High iTeos Arcus Corvus AstraZeneca Novartis Insurmountable, highly selective A2AR antagonist Very high concentrations of adenosine in multiple tumor types iteos Therapeutics internal data

Clinical activity indicates potential of iTeos-discovered biomarker to guide patient selection

RECIST-evaluable patients (N=38)

*Progression-Free >6 Months


Best Percent Change Target Lesions
100
50
0
-50
-100
+20%
-30%
#
*
*
*
* *
#
$A_{2A}R^{low}$
$A_{2A}R^{high}$
$A_{2A}R$ not available
nanostring

Presented at the ASCO 2021 Annual Meeting

Biomarker case study

Ongoing partial response with inupadenant monotherapy in patient with highest biomarker level observed to date

Tumor: Adenocarcinoma of unknown origin

Prior progression on three lines: radiation, chemotherapy and PD-1

Target lesion	Baseline	1st scan	2nd scan
Subcarinal lymph node	15	14	11
Right hilar lymph node	15	15	10
% Reduction		**3%**	**30%**

iteos Therapeutics internal data

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Leveraging our unique knowledge of adenosine pathway with focused investment Clinical strategy: Focused development of inupadenant in post-IO chemo-naïve NSCLC Further evaluation of predictive biomarker First-in-class program (EOS-984) entering clinic *Planned Study 16 Monotherapy | High Biomarker + pembrolizumab | PD-1 Resistant Melanoma + chemotherapy | Post-IO Chemo-naïve NSCLC Monotherapy | Advanced Malignancies * Inupadenant: Small molecule targeting A2A receptor EOS-984: Small molecule targeting a new mechanism in adenosine pathway Discovery Preclinical Phase 1 Phase 2 Phase 3

iTeos’ Mission: We Build Better Drugs  Pivotal year for TIGIT EOS-448: Optimized active TIGIT antibody with unique development plans Inupadenant & EOS-984: Designed to exploit the adenosine pathway 2023 Outlook:

Thank You Nasdaq: ITOS January 2023 18